Exhibit 99

FOR IMMEDIATE RELEASE
March 15, 2005

Contact: Louis Rogers, President
Triple Net Properties, LLC
877.888.7348
714.667.8252
lrogers@1031NNN.com
www.1031NNN.com

NNN 2002 VALUE FUND SELLS BANK OF AMERICA WEST

Santa Ana, California, March 15, 2005 —Louis Rogers, President of Triple Net Properties, LLC, announced today the sale of Bank of America West on behalf of NNN 2002 Value Fund, LLC investors.

Bank of America West is an eight-story, 82,000-square-foot, Class A office building in Las Vegas, Nevada.

The property was sold by NNN 2002 Value Fund, LLC for $24,000,000 to First States Investors 232, LLC, an affiliate of American Financial, a NYSE REIT. Steve Corea, Triple Net’s Senior Vice President of Acquisitions, and Darryl Goodman, Senior Asset Manager, represented the seller and Jeff Pori and David Stubbs of Sperry VanNess represented the buyer. Bank of America West was originally purchased by 2002 Value Fund in September 2002 for $16,900,000.

Triple Net Properties, LLC manages a growing portfolio of over 24 million square feet of commercial properties with a market value of over $2.2 billion from their headquarters in Santa Ana, California and numerous regional offices. Triple Net and affiliates are currently buying and selling properties throughout the United States.

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